Exhibit 10.15
















              The Supplemental Incentive Savings Plan
                      for Certain Employees of
                        Aetna Services, Inc.





                        TABLE OF CONTENTS
                        _________________

Article                                                     Page
_______                                                     ____
I.    DEFINITIONS AND CONSTRUCTION.......................    3
II.   DEFERRAL OF PAY AND EMPLOYER CONTRIBUTIONS.........    7
III.  PAYMENT OF DEFERRED AMOUNTS........................   10
IV.   MANAGEMENT OF THE PLAN.............................   13
V.    AMENDMENT AND TERMINATION..........................   15
VI.   ADOPTION BY AFFILIATE..............................   16
VII.  MISCELLANEOUS......................................   17



Appendix
________

A.    LIST OF PHYSICIAN GROUPS

B.    LIST OF PARTICIPATING COMPANIES



     Aetna Inc. (the "Company") hereby amends and restates, as its plan and its obligation, The Supplemental Incentive Savings Plan for Certain Employees of Aetna Services, Inc., formerly Aetna Life and Casualty Company, (the "Employer") established by the Employer effective August 30, 1984. This Plan is intended to provide benefits which supplement the benefits provided under The Aetna Life and Casualty Company Incentive Savings Plan (the "ISP"): (1) benefits in excess of those permitted to be provided after application of one or more limits applicable to the ISP under the Internal Revenue Code of 1986 (the "Code"); (2) benefits for the period prior to eligibility for participation under the ISP; and
(3) benefits provided at the direction of the Board of Directors of the Company or the Board of Directors of Employer but which are not provided under the ISP.
     This document constitutes two separate plans, one of which (the "Mirror Plan") provides certain benefits, as more specifically set forth in Section 2.1(a) hereof, that are attributable solely to the benefits, during the period of eligibility to participate under the ISP, that would be provided under the ISP but for the application of sections 401(a)(17) or 402(g) of the Code, and one of which (the "Supplemental Plan") provides benefits, as more specifically set forth in Sections 2.1(b) and (c) hereof, for the period prior to eligibility for participation under the ISP and such additional benefits as are provided at the direction of the

Board of Directors of the Company or the Employer but which
                               - 2 -

are not provided under the ISP. The Mirror Plan and Supplemental Plan shall constitute separate plans for (without limitation) the purposes of Public Law 104-95 governing state taxation of deferred compensation. The two plans shall be referred to herein in the aggregate as the Plan.
     This instrument sets forth provisions which constitute the Plan as amended and restated effective July 1, 1996.

                            ARTICLE I
                   DEFINITIONS AND CONSTRUCTION
     1.1 "Account" means, for any Participant, the account established for the Participant under Section 2.3. Each Account will consist of two sub-accounts, the Mirror Sub-Account and the Supplemental Sub-Account.
     1.2 "Account Balance" means, for any Participant as of any date, the aggregate amount reflected in the Participant's Mirror Sub-Account and the Participant's Supplemental Sub-Account.
     1.3 "Affiliate" means any entity which, with the Company, constitutes a group of trades or businesses under common control, a controlled group of corporations, an affiliated service group, or a group of corporations otherwise required to be aggregated, as provided in sections 414(b), (c), (m), and (o) of the Code, respectively.
     1.4 "Beneficiary" means the person or persons designated from time to time in writing by a Participant to receive payment under the Plan after the death of such
                               - 3 -

Participant or, in the absence of such designation or in the event that such designated person or persons predeceases the Participant, the Participant's estate.
     1.5 "Board" means the Board of Directors of the Company.
     1.6 "Code" means the Internal Revenue Code of 1986, as amended.
     1.7 "Company" means Aetna Inc. or any successor by merger, consolidation, purchase or otherwise.
     1.8 "Effective Date" means the effective date of this amended and restated Plan, July 1, 1996.
     1.9 "Eligible Employee" means, for any Plan Year, an Employee who satisfies either of the following:
     (a) an employee whose benefit under the ISP for the Plan Year is limited by the application of section 401(a)(17) or 402(g) of the Code as set forth in Section 2.1(a) hereof; or
     (b) an employee whose terms of employment, as set forth in a written agreement between the Employee and the Employer or a Participating Company, allow the Employee to defer Pay under this Plan prior to the time the Employee would be eligible to participate under the ISP or provide explicitly for a specified benefit to be provided under this Plan. Notwithstanding the foregoing, no employee of a Physician Group shall be an Eligible Employee.
     1.10  "Employee" means any person who is actively

employed by the Employer or a Participating Company, other than as a general agent, a broker, an independent contractor,
                               - 4 -

or a leased employee (within the meaning of Section 414(n)(2) of the Code).
     1.11 "Employer" means Aetna Services, Inc., formerly Aetna Life and Casualty Company.
     1.12  "ISP" means the Aetna Life and Casualty Company
Incentive Savings Plan.
     1.13 "Mirror Sub-Account" means that portion of a Participant's Account that is credited with benefits provided by Section 2.1(a) hereof.
     1.14 "Participant" means an Eligible Employee or former Eligible Employee who has an Account Balance.
     1.15 "Participating Company" means any Affiliate which either (a) is listed in Appendix B on the Effective Date, or
(b) after the Effective Date, adopts the Plan in accordance with the provisions of Article VI hereof. If the Plan is only adopted by a Participating Company with regard to certain divisions, only those divisions shall be deemed the Participating Company and the other divisions of such Participating Company shall not be deemed to be Participating Companies hereunder. Notwithstanding the foregoing, no Physician Group shall be eligible to become a Participating Company. On the date that a Participating Company ceases to be an Affiliate, it shall also cease to be a Participating Company.

     1.16  "Pay" means, for any Eligible Employee for any Plan
Year, the amount determined using the definition of "Pay" set forth in the ISP.
                               - 5 -

     1.17 "Physician Group" means any Affiliate, other than Aetna Physician Management Corporation ("APMC"), which employs primarily licensed physicians, physician assistants or nurse practitioners, including but not limited to those entities set forth in Appendix A.
     1.18 "Plan" means the Aetna Inc. Supplemental Incentive Savings Plan, as set forth herein and as amended from time to time.
     1.19  "Plan Year" means the calendar year.
     1.20 "Supplemental Sub-Account" means that portion of a Participant's Account that is credited with benefits provided by Sections 2.1(b) and (c) hereof.
     1.21  "Valuation Date" means the last business day of
each calendar month.
     1.22  Construction.  The masculine gender, where
           ____________
appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Where appropriate, words used in the singular include the plural and words used in the plural include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Plan, not to any particular provision or section. Capitalized terms used herein and not defined above shall have the meanings set forth in the ISP.
                               - 6 -

                            ARTICLE II
                          DEFERRAL OF PAY
     2.1  Deferral of Pay and Incentive Contributions.
          ___________________________________________
     (a) During any Plan Year, each individual who is an Eligible Employee for the Plan Year shall have credited to the Mirror Sub-Account of the Eligible Employee's Account the difference between (1) the amount that would have been credited to the Eligible Employee's Deferral Account and Incentive Contribution Account pursuant to the Eligible Employee's Compensation Deferral Agreement but for (i) the application of Section 401(a)(17) of the Code, or (ii) the imposition of the cap provided under Section 402(g) of the Code for the Plan Year on contributions to the Eligible Employee's Deferral Account, and (2) the amount that actually was credited to the Eligible Employee's Deferral Account and Incentive Contribution Account during the Plan Year.
     (b) Each individual who is an Eligible Employee for a Plan Year and who is not yet eligible to participate under the ISP for the Plan Year shall be entitled to make an election regarding deferral of pay on a form and in the manner prescribed by the Company for this purpose. The election shall be made after the date on which the individual becomes an Eligible Employee. The election shall designate the amount by which the Eligible Employee's Pay for the portion of the Plan Year that the Eligible Employee is not
                                                       ___
eligible to participate under the ISP shall be prospectively reduced for contribution to the Plan. Such amount shall be credited to the Supplemental Sub-Account of the Eligible
                               - 7 -

Employee's Account in accordance with the procedures established by the Company. In addition, the corresponding amount that would have been credited to the Eligible Employee's Incentive Contribution Account if the Eligible Employee's deferral of pay had been made pursuant to the ISP shall be credited to the Eligible Employee's Supplemental Sub-Account under this Plan.
     (c) In addition to the amounts determined in accordance with Subsections 2.1(a) and (b) to be contributed to a Participant's Mirror Sub-Account and Supplemental Sub-Account, respectively, there shall be credited to a Participant's Supplemental Sub-Account for any Plan Year such other amount as may be determined by the Board to be contributed to the Participant's Supplemental Sub-Account for such Plan Year. Any corresponding reductions to or deductions from the compensation otherwise payable to the Participant shall be made as specified by the Board and as agreed to by the Participant.
     2.2  Payment of FICA and Other Taxes.  The compensation
          _______________________________
currently payable to an Eligible Employee during any period shall be reduced by an amount equal to the FICA and other taxes required to be withheld by the Employer or the applicable Participating Company during that period with respect to the amount deferred pursuant to Section 2.1.

     2.3  Account; Credits and Debits; Earnings.  The Company
          _____________________________________
shall establish on its books an Account for each Participant.
Each Account shall consist of a Mirror Sub-Account and a
                               - 8 -

Supplemental Sub-Account. Amounts deferred on behalf of a Participant, or allocated to a Participant, pursuant to
Section 2.1 shall be credited to the Participant's appropriate sub-account on the date on which such amounts would have been credited to the Participant's Deferral Account and Incentive Contribution Account under the ISP had such amounts been payable under the ISP. In addition, as of each Valuation Date, each Participant's Account shall be credited with an incremental amount equal to the amount that would have been earned had the amounts credited to the Participant's Account been invested in an investment option offered by the Company. At the present time, the sole investment option offered by the Company for this Plan is the Stable Value Option (formerly known as the Interest Accumulation Account). The Company reserves the right to amend the investment options in the future and, if appropriate, to provide a method for Participants to elect investment options that is consistent with the method provided under the ISP. Any payments made to or on behalf of the Participant and/or a Beneficiary shall be debited from the Participant's Account.
     2.4  Funded Nature of Account.  No assets shall be
          ________________________
segregated or earmarked with respect to any Account, and no

Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate an interest or any portion thereof in the Participant's Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust
                               - 9 -

or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of each obligated party; provided, however, that the Employer and the Company reserve the right to meet the obligations created under the Plan through one or more trusts or other agreements.
     2.5  Reduction of Benefit.  If a Participant breaches an
          ____________________
obligation to the Company, the Employer or a Participating Company with respect to the payment of a specific sum of money, the Company, the Employer or the applicable Participating Company may reduce any benefits payable to such Participant under this Plan, in the manner of setoff or otherwise, to the extent of such obligation and any costs incurred with respect thereto.
    In addition, the Company, the Employer and the Participating Companies do not waive any rights to reduce benefits, including but not limited to setoff rights, which such entities may have under applicable law or a prior written agreement between all or any of them and an Employee, all of which rights are enforceable independent of the terms of this Plan.
                               ARTICLE III
                       PAYMENT OF DEFERRED AMOUNTS
     3.1  Election as to Time of Payment.  Each Participant
          ______________________________
who is an Employee on the date this restated Plan is executed and each individual who thereafter becomes an Eligible Employee shall make an election, on a form and in the manner
                               - 10 -

prescribed by the Company for this purpose, specifying the time at which the Participant's Account Balance is to be paid. Such election shall be made: (i) with respect to a Participant who is an Employee on the date this restated Plan is executed, by October 1, 1996; and (ii) with respect to an individual who becomes an Eligible Employee after the date this restated Plan is executed, not more than 90 days after the date on which the individual becomes an Eligible
Employee. Any election which does not comply with these time limits will be deemed an election pursuant to Section 3.2 and will be effective only if it complies with the rules set forth therein.
     Except as otherwise provided in Section 3.2 and Section 3.4, payment of a Participant's Account Balance shall be made to the Participant or the Participant's Beneficiary in a lump sum as soon as practicable after the Valuation Date on or next following the time specified for payment in the election made by the Participant under this Section 3.1.
In the absence of an election which complies with either
Section 3.1 or Section 3.2, a Participant's Account Balance shall be paid in a lump sum as soon as practicable after the Valuation Date on or next following the Participant's 65th birthday.
     3.2  Ability to Change Election.  Notwithstanding any
          __________________________
election that may have been made by a Participant pursuant to
Section 3.1, a Participant may elect to receive payment of

the Account Balance at a date other than that specified by
                               - 11 -

the Participant in the election made pursuant to Section 3.1; provided however that:
     (a) an election made under this Section 3.2 shall apply to Participant's entire Account Balance notwithstanding any prior elections; and
     (b) if the Participant's Termination from Service occurs within one year and a day after the date on which the election to change the time of payment is made, the election shall not be honored and the Participant's Account Balance shall be distributed in accordance with Section 3.1.

     3.3  Form and Time of Payment-- Certain Terminated
          _____________________________________________
          Participants.
          ____________
This Section 3.3 applies to Participants who cease to be Employees prior to October 1, 1996 without having made an election pursuant to Section 3.1 hereof. Payment of the Account Balance of any such Participant shall be made in a lump sum at the same time as payment of the Participant's benefits begins under the ISP, unless the Participant has otherwise elected, prior to termination of employment, to receive payment at a later date. To the extent that the payment of a Participant's benefit under the ISP is suspended pursuant to the provisions of the ISP, benefits under this Plan shall be suspended as well.
     3.4  Payment in the Event of Participant's Death.
          ___________________________________________
Notwithstanding any election that may have been made by a Participant pursuant to Section 3.1 or 3.2, any Account Balance that has not been paid to the Participant as of the date of the Participant's death shall be paid to the
                               - 12 -

Participant's Beneficiary in a lump sum as soon as practicable after the Valuation Date on or next following the date on which the Company receives notification of the Participant's death.
     3.5  Acceleration of Payment.  Notwithstanding any other
          _______________________
provision of this Plan to the contrary, the Company in its sole discretion may accelerate the payment of Account
Balances: (a) to all or any group of similarly situated Participants, whether before or after the Participants' termination of service, in response to changes in the tax laws or accounting principles; (b) to any Participant in the event of an extreme hardship of such Participant that cannot be relieved from any other financial resources of such Participant; or (c) to any Participant in the event of other compelling circumstances.
                               ARTICLE IV
                         MANAGEMENT OF THE PLAN
     4.1  Administrator.  The Employer shall be the
          _____________
Administrator with the sole responsibility for the administration of the Plan. The Administrator may delegate to any person or entity any powers or duties of the Administrator under the Plan. To the extent of any such delegation, the delegatee shall become responsible for administration of the Plan, and references to the Administrator shall apply instead to the delegatee. Any action by the Employer assigning any of its responsibilities as Administrator to specific persons who are directors,
                               - 13 -

officers, or employees of the Employer, the Company, or the Participating Companies shall not constitute delegation of the Administrator's responsibilities but rather shall be treated as the manner in which the Employer has determined internally to discharge such responsibility.
     4.2  Powers and Duties of the Administrator.  The
          ______________________________________
Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
     (a) to construe and interpret the Plan, decide all questions of eligibility, determine the status and rights of Participants, and determine the amount, manner and time of payment of any benefits hereunder;
     (b) to receive from the Participating Companies and from Participants such information as shall be necessary for the proper administration of the Plan;
(c) to furnish the Participating Companies, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
     (d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;
     (e) to defend and initiate any lawsuit on behalf of the Plan or the Eligible Employees if the Administrator deems it reasonably necessary to protect the Plan or the Participants. If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan
                               - 14 -

arising out of the administration thereof, the Administrator shall have the sole right to construe such provisions. Subject to the limitations of the Plan and applicable law, the Administrator may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder.
     The decisions of the Administrator with respect to any matter it is empowered to act on shall be made by it in its sole discretion based on the Plan documents and shall be final, conclusive and binding on all persons.
ARTICLE V
                        AMENDMENT AND TERMINATION
     5.1  Amendments.  The Company reserves the right to
          __________
amend this Plan from time to time in any respect, including without limitation a prospective reduction in accrual of benefits. See Section 5.4 regarding prohibition of retroactive reduction of benefits accrued under this Plan.
     5.2  Action by Company.  Any amendments to this Plan by
          _________________
the Company shall be made in writing and executed by the Senior Vice President, Aetna Human Resources or other officer holding such position, or by the President or Chief Executive Officer of the Company. Neither the consent of any Employee nor that of any payee is required for any amendment to the Plan.
     5.3  Termination by Company.  The Plan may be terminated
          ______________________
in whole or in part by the Company at any time. The Plan as a whole shall be terminated only pursuant to a resolution of
                               - 15 -

the Board of Directors of the Company. The Plan may be terminated in part in the same manner as is prescribed for the adoption of amendments. Neither the consent of any Employee nor that of any payee is required for any termination of the Plan.
     5.4  Effect of Amendment or Termination by Company.  Any
          _____________________________________________
amendment or termination of this Plan by the Company shall be effective prospectively and shall not serve to retroactively reduce any right to a benefit accrued under this Plan up to the date of such amendment or termination.

                              ARTICLE VI
                         ADOPTION BY AFFILIATE
     6.1  Adoption by Affiliate.  Any Affiliate, other than a
          _____________________
Physician Group, may, with the consent of the Company, become a Participating Company under the Plan by a resolution of the Board of Directors of the Affiliate under which:
     (a) The Affiliate shall agree to be bound by all the provisions of the Plan in the manner set forth herein and any amendments hereto; and
     (b) The Affiliate shall agree to pay its share of expenses of the Plan as they may be determined by the Company from time to time.
     6.2  Termination by a Participating Company.  Any
          ______________________________________
Participating Company may at any time elect to terminate its participation under the Plan with respect to all or any group of the Participating Company's Employees. Notwithstanding

the provisions of Article V, a Participating Company shall terminate its participation under the Plan by resolution of the Board of Directors of the Participating Company. The termination of participation by a Participating Company shall
                               - 16 -

not relieve the Participating Company of its liabilities under this Plan, including but not limited to those liabilities imposed under Section 7.2 hereof.

                             ARTICLE VII
                            MISCELLANEOUS
     7.1  Exclusive Benefit.  The Plan is maintained for the
          _________________
exclusive benefit of Participants.
     7.2  Source of Payment.  All benefits under the Plan
          _________________
shall be paid exclusively by the Employer or the applicable Participating Company from its general assets, provided that the Company shall be liable for all benefits under the Plan.
     7.3  Rights of Employees.  Nothing contained herein
          ___________________
shall be deemed to give any Employee the right to be retained in the service of the Employer or the applicable Participating Company or to interfere with the right of the Employer or the applicable Participating Company to discharge such Employee at any time, nor shall it be deemed to give the Employer or the applicable Participating Company the right to require the Employee to remain in its service, nor shall it interfere with the right of the Employer or the applicable Participating Company to terminate service at any time.
     7.4  Headings.  The headings of the Plan are inserted
          ________
for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.
                               - 17 -

     7.5  Severability.  If any provision of this Plan is
          ____________
held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision were omitted.
     7.6  Alienation of Benefits.  Except as otherwise
          ______________________
provided by law, and consistent with Section 2.4 hereof, no benefit under this Plan may be voluntarily or involuntarily assigned or alienated.
     7.7  Lost Distributees.  Any benefit payable hereunder
          _________________
shall be deemed forfeited if the distributee to whom payment is due cannot be located, provided that such benefit shall be reinstated if a claim is made by the distributee for the forfeited benefit within two years of the date the forfeited benefit was payable pursuant to Sections 3.1, 3.2 and 3.3.
     7.8  Governing Law.  This Plan shall be construed
          _____________
according to the laws of the State of Connecticut to the extent not pre-empted by Federal law.
                               - 18 -

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 22nd day of August, 1996.

                                    AETNA INC.



                                    By:/s/ Mary A. Champlin
                                       ____________________
                                       Mary Ann Champlin
                                       Senior Vice President
                                       Aetna Human Resources


Attest:



\s\ Michele G. Kostin
_____________________

                            Appendix A
                        LIST OF PHYSICIAN GROUPS


Airport Managed Care, Inc.

Gateway Medical Group I, Inc.

Gateway Women's Health Center, A Medical Group, Inc.

Gateway Medical Group XI, Inc.

Concord Medical Group, Inc.

Gateway Medical Group IV, Inc.

Gateway Orthopedic Medical Group, Inc.

GMG-LAX Medical Group, Inc.

Rancho Medical Group, Incorporated

Las Posas Family Practice Medical Group, A Professional
Corporation

Ventura Private Practice Group, Inc.

Lombard Medical Group, Inc.

Santa Clarita Medical Group, Inc.
a/k/a Henry Mayo Newhall Family Medical Center

North Texas Dental Care Associates, P.A.

Ohio Primary Care Associates, P.A., Inc.

Pennsylvania Primary Care Associates, P.C.

Mid Atlantic Primary Care Associates, P.C.

North Carolina Primary Care Associates, P.C.

New Jersey Primary Care Associates, Inc.

Wheaton Clinic, S.C.

Chicago Medical Associates, S.C.

Atlanta Primary Care Associates

North Texas Primary Care

                            Appendix B
                  LIST OF PARTICIPATING COMPANIES

            A.                         B.              C.
                                      Tax
                                 Identification
Schedule of Participating          Number of          End of
        Companies                  Employer            Year

Aetna Service, Inc.**              06-0843808         12/31

The Aetna Casualty and             06-6033504         12/31
Surety Company*

Aetna Life Insurance
Company                            06-6033492         12/31

The Standard Fire                  06-6033509         12/31
Insurance Company*

Aetna Life Insurance and
Annuity Company                    71-0294708         12/31

Human Affairs
International, Incorporated        87-0300539         12/31



*Coverage ceased effective April 2, 1996.  Travelers/Aetna
Property Casualty Corporation ("TAPCO") has assumed liabilities of, and agreed to make all payments to, employees of this Participating Company.

**Formerly Aetna Life and Casualty Company.